Exhibit 10.38

AMENDMENT NO. 10

TO

LOAN AND SERVICING AGREEMENT

This AMENDMENT NO. 10 TO LOAN AND SERVICING AGREEMENT (this “Amendment”) dated as of February 17, 2012 is by and among Tampa Electric Company (“Tampa”), in its capacity as servicer (in such capacity, the Servicer”), TEC Receivables Corp. (“TEC”), in its capacity as “Borrower” under the Loan Agreement (as defined below) (in such capacity, the “Borrower”), Citibank, N.A. (“Citibank”), in its capacities as Managing Agent and as Program Agent, CAFCO, LLC, in its capacity as “Conduit Lender” (in such capacity, the “Conduit Lender”) and Citibank, in its capacity as the sole committed lender (in such capacity, the “Committed Lender”). Capitalized terms used herein but not specifically defined herein shall have the meanings given to such terms in the Loan Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1) The Servicer, the Borrower, the Conduit Lender, the Committed Lender, the Managing Agent and the Program Agent are parties to that certain Loan and Servicing Agreement dated as of January 6, 2005, as amended by (i) the Omnibus Amendment dated as of June 7, 2005, (ii) Amendment No. 2 dated as of January 5, 2006, (iii) Omnibus Amendment No. 3 dated as of December 22, 2006, (iv) Amendment No. 4 dated as of December 20, 2007, (v) Omnibus Amendment No. 5 dated as of September 26, 2008, (vi) Amendment No. 6 dated as of December 18, 2008, (vii) Amendment No. 7 dated as of December 16, 2009, (viii) Amendment No. 8 dated as of February 19, 2010 and (ix) Omnibus Amendment No. 9 dated as of February 18, 2011 (the “Loan Agreement”).

(2) The parties hereto wish to amend the Loan Agreement upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Amendments to the Loan Agreement. Effective as of the date hereof and subject to the satisfaction of the condition precedent set forth in Section 2 hereof, the Loan Agreement is hereby amended as follows:

(a) Section 1.01 of the Loan Agreement is hereby amended to delete the definitions of “Change in Control” and “Scheduled Termination Date” and replace them with the following:

“Change in Control” means (i) the Originator shall cease to own, directly or indirectly, 100% of the issued and outstanding capital stock of the Borrower or (ii) TECO shall cease to directly or indirectly own and control at least 80% of (A) the economic interests and (B) the voting interests (whether by committee, contract or otherwise) in Tampa Electric.

“Scheduled Termination Date” means, (i) with respect to the Committed Lenders’ Commitments hereunder, February 15, 2013, unless such date is extended pursuant to Section 2.01(c) and (ii) with respect to the Conduit Lenders, February 15, 2013, unless such date is extended with the consent of the parties hereto.

(b) Section 2.02(a) of the Loan Agreement is hereby amended to delete clause (i) and replace it with the following:

(i) The Borrower shall request a Borrowing hereunder by submitting to the Program Agent a written notice, substantially in the form of Exhibit B (each, a “Borrowing Request”) at least two (2) Business Days prior to the date of the proposed Borrowing (each, a “Borrowing Date”), provided, however, that the Borrower may request a Loan from the Conduit Lenders by delivering a Borrowing Request no later than 12:00 noon (New York City time) on the Business Day before the proposed Borrowing Date, and provided further, however, that if the Conduit Lenders have declined to fund any Borrowing Request and the Borrower is requesting that all Loans to be made on such Borrowing Date accrue Interest at the Base Rate, the Borrower shall submit such Borrowing Request not later than 12:00 noon (New York City time) on the Borrowing Date. Promptly after its receipt thereof, the Program Agent shall submit a copy of each Borrowing Request to each Managing Agent who shall promptly forward a copy thereof to the Lenders in its Lender Group.

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof upon the receipt by the Program Agent of (a) this Amendment duly executed by all of the parties hereto, (b) the Fee Letter dated the date hereof duly executed by the Borrower and the Managing Agent, and (c) the Upfront Fee (as such term is defined in the Fee Letter).

SECTION 3. Representations and Warranties. Each of the parties hereto represents and warrants that this Amendment and the Loan Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.

SECTION 4. Reference to and the Effect on the Loan Agreement.

(a) On and after the effective date of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement and each reference to the Loan Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Each of the parties hereto hereby agrees that, except as specifically amended above, the Loan Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and general equitable principles.

SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

TAMPA ELECTRIC COMPANY, as Servicer

By:	/s/ Kim M. Caruso
Name:	Kim M. Caruso
Title:	Treasurer

TEC RECEIVABLES CORP., as Borrower

By:	/s/ Kim M. Caruso
Name:	Kim M. Caruso
Title:	Treasurer

CITIBANK, N.A., as Program Agent and as Managing Agent

By:	/s/ Kosta Karantzoulis
Name:	Kosta Karantzoulis
Title:	Vice President

CAFCO, LLC, as the Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact

By:	/s/ Kosta Karantzoulis
Name:	Kosta Karantzoulis
Title:	Vice President

CITIBANK, N.A., as the sole Committed Lender

By:	/s/ Kosta Karantzoulis
Name:	Kosta Karantzoulis
Title:	Vice President:

Signature Page to

Amendment No. 10